VICTOR D. SCHWARZ

A PROFESSIONAL CORPORATION

4764 South 900 East

 SUITE 3(A) TELEPHONE:    (801) 270-0930

Attorney at Law

SALT LAKE CITY, UTAH  84117

TELECOPY:    (801) 685-0949

September 30, 2010

LYFE Communications, Inc.

Board of Directors

912 West Baxter Drive, Suite 200

South Jordan, Utah 84095

Re:

LYFE Communications, Inc.

Registration Statement on Form S-1

Gentlemen:

With respect to LYFE Communications, Inc. (the “Company”) registration statement (the "Registration Statement") on Form S-1, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission relating to the securities of the Company and whether or not the securities proposed to be sold on the terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable, we have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on the above examination, we are of the opinion that the securities of the Company to be sold pursuant to the Registration Statement, when sold and issued, will be validly authorized and issued, fully paid, and nonassessable under corporate laws, including all statutory provisions, of the state of Utah, all applicable provisions of the Utah Constitution and reported judicial decision interpreting those laws.

This opinion is limited in scope to the shares being sold pursuant to the Registration Statement and does not cover subsequent issuance of shares to be made in the future.

Further, we consent to our name, Victor D. Schwarz, PC, being included in the post effective amendment to the Registration Statement and in subsequent amendment to such Registration Statement, as having rendered the foregoing opinion.  We further consent to this opinion being included as an exhibit to the registration statement and its subsequent amendments.  In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

Victor D. Schwarz, PC

/s/ Victor D. Schwarz

Victor D. Schwarz